Independent Auditors' Report

Stockholders and Board of Directors:

     We have audited the accompanying balance sheets of ACCESS Corporation as of April 30, 1996 and 1995, and the related statements of operations, of capital stock and other stockholders' equity and of cash flows for each of the three years in the period ended April 30, 1996.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain
reasonable   assurance  about  whether  the   financial
statements are free of material misstatement.  An audit
includes   examining,   on  a  test   basis,   evidence
supporting the amounts and disclosures in the financial
statements.   An  audit  also  includes  assessing  the
accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ACCESS Corporation as of April 30, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended
April  30,  1996,  in  conformity   with generally accepted
accounting principles.




Deloitte & Touche LLP
Cincinnati, Ohio
May 24, 1996